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                                                              EXHIBIT 10.68

                           PURCHASE OPTION AGREEMENT
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THIS AGREEMENT is made and entered into this _____ day of _______________,
1993, by and between RICHARD D. SILVA, whose principal address is 35 Sombrero Boulevard, Marathon, Florida 33050 ("Seller"), and PCG OF THE FLORIDA KEYS, INC., a Nevada corporation, whose principal address is 3366 Riverside Drive, Columbus, Ohio 43221 ("Buyer").

WHEREAS, Seller is the owner of Fifty-One (51) shares of common stock of WKKB, Inc., a Nevada corporation, which shares constitute Fifty-One Percent (51%) of all the issued and outstanding shares of WKKB, Inc.; and

WHEREAS, Buyer is the owner of Forty-Nine (49) shares of the stock of WKKB, Inc., by virtue of Buyer's acquisition earlier this day of said shares from Seller, which shares constitute Forty-Nine Percent (49%) of all of the issued and outstanding stock of WKKB, Inc.; and

WHEREAS, Seller is desirous of providing Buyer with an option to purchase Seller's entire stock ownership in WKKB, Inc., to wit: Seller's Fifty-One (51) shares of common stock as aforesaid, so as to enable Buyer to become the One Hundred Percent (100%) owner of WKKB, Inc.

NOW, THEREFORE, WITNESSETH that in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and further in consideration of the mutual promises and covenants hereinafter stipulated, the parties hereto agree as follows:

1. PURCHASE OPTION. Seller hereby gives, grants, bargains, sells and conveys to Buyer, its successors and assigns forever, the exclusive right to purchase Fifty-One (51) shares of common shares of WKKB, Inc., or such other number of shares as Seller may own from time to time as a result of any change in the capital structure of WKKB, Inc. (the "Shares"). It is the intention of the parties hereto that Buyer shall become the owner of One Hundred Percent (100%) of the capital stock of WKKB, Inc., issued and outstanding, following its exercise of this Option, and Seller hereby represents and warrants that he shall take no actions with respect to the Shares or with respect to the capital structure of WKKB, Inc. which would have the effect or consequences of preventing Buyer from attaining the ownership position in WKKB, Inc. as aforesaid. This Option is for the sale by Seller, and the purchase by Buyer, of all of Seller's Fifty-One Percent (51%) stock ownership interest in WKKB, Inc., and the sale or purchase of a lesser amount of Seller's stock ownership interest shall not be permitted hereunder, unless, and then only to the extent, as Buyer and Seller may agree in writing.

2. PURCHASE PRICE. The purchase price to be paid by Buyer to Seller, his heirs, successors and assigns forever, for the Shares acquired upon Buyer's exercise of this Option is One Hundred Twenty-Five Thousand Dollars ($125,000), which shall be payable by delivery to Seller of Buyer's promissory note (the "Note"), in the form attached hereto as Exhibit A, in accordance with the terms and tenor set forth in said Note.

3. EXERCISE OF OPTION. Notice of election to purchase hereunder by Buyer, or its successors or assigns, shall be made in writing, in the form attached hereto as Exhibit B, and shall be delivered to Seller on or before the expiration of the term of this Option. Accompanying said notice, Buyer shall deliver its duly executed Note for the Purchase Price, which shall be enforceable against Buyer in accordance with its terms.

4. DELIVERY OF SHARES AND FURTHER DOCUMENTS. Upon exercise by Buyer of its Option hereunder and delivery of the Purchase Price, Seller shall deliver to Buyer all share certificates of WKKB, Inc. evidencing Seller's ownership of the Shares being acquired hereunder, together with all necessary stock powers required for the transfer of those Shares to Buyer. Further, Seller shall execute such other documents and instruments as may be necessary to effect such sale and transfer

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of the Shares by Seller to Buyer and to obtain the approval of the Federal
Communications Commission of transfer of control of WKKB, Inc. and the C-2 FM license held by it.

5. TERM. The term of this Option shall be for a period of two (2) years from date of execution hereof. If Buyer does not exercise its option to acquire the Shares prior to the expiration of the term of this Option, all of Buyer's rights to acquire Seller's Shares hereunder shall terminate with no liability to Seller whatsoever.

6. LEGEND. During the entire term of this Option, Seller's share certificates evidencing the Shares shall bear the following legend in a conspicuous manner:

             The securities represented by this certificate are subject to an Option Purchase Agreement dated _______________ ___, 1993, which grants the exclusive right to PCG of the Florida Keys, Inc., to purchase all of the shares evidenced hereby, pursuant to the terms of said Agreement.


7.    MISCELLANEOUS.

      (a) NOTICES. All necessary notices, demands and requests shall be deemed to have been fully given when deposited in the United States Mail, certified mail with postage prepaid, or if hand-delivered, to the following adressess:

            If to Buyer:                       PCG of the Florida Keys, Inc.
                                               3366 Riverside Drive, Suite 200
                                               Columbus, Ohio  43221
                                               Attn:  John E. Rayl, President

            With a copy to:                    Charles A. Koenig, Esq.
                                               Koenig & Owen
                                               65 South Fifth Street
                                               Columbus, Ohio 43215

            If to Seller:                      Richard L. Silva
                                               Sombrero Marina
                                               35 Sombrero Boulevard
                                               Marathon, Florida  33050

            With a copy to:                    William D. Silva, Esq.
                                               Blair, Joyce & Silva
                                               1825 K Street, N.W.
                                               Washington, D.C.  20006

      (b) HEADINGS. The paragraph headings contained in this Agreement are for convenience of reference only and do not form a part hereof or in any way modify, interpret or construe the meanings of the parties.

      (c) MODIFICATIONS; WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement.

      (d) PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

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      (e)   CONTROLLING LAW; SITUS.  All matters affecting the interpretation of this Agreement an the rights of the parties hereto in relation to this Agreement shall be governed an controlled by the laws of the State of Nevada, and any litigation involving this Agreement shall be instituted, tried and finally determined only in the Courts of the State of Ohio.

      (f) SURVIVAL OF CLOSING AND BINDING EFFECT. It is agreed that all promises, agreements, covenants, warranties and representations of the parties hereto which are contained herein shall survive and continue in full force and effect after the Closing. It is further agreed that every provision of this Agreement shall be binding upon each of the parties and their respective heirs, executors, administrators, successors and assigns.

      (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, and there are no representations, warranties, covenants or undertakings other than those expressly set forth herein.

      (h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Option Agreement to be executed by their duly authorized representative on the day and year first above-written, in duplicate, each of which shall constitute an original.

                                       SELLER:
WITNESS:


________________________               __________________________
                                       Richard D. Silva


                                       BUYER:
                                       PCG of the Florida Keys, Inc.
WITNESS:

________________________               By: __________________________
                                                                Title


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                                   EXHIBIT B

                          NOTICE OF EXERCISE OF OPTION



RICHARD L. SILVA
c/c Sombrero Marina
35 Sombrero Boulevard
Marathon, Florida  33050


Date:____________________, 199___


The undersigned hereby irrevocably elects to exercise its Option to purchase all of your shares of common stock of WKKB, Inc., consisting of Fifty-One Percent (51%) of the issued and outstanding shares of stock of WKKB, Inc., in consideration of the sum of One Hundred Twenty-Five Thousand Dollars ($125,000), which is being paid by delivery to you, contemporaneously herewith, of the undersigned's promissory note in the full amount of said consideration.

                                        PCG of the Florida Keys, Inc.


                                        By:___________________________
                                                              Title


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